Exhibit 4.2

AMENDMENT NO. 1 TO
LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of May 10, 2011, by and among Handy & Harman Group Ltd., a Delaware corporation (“Parent”), Handy & Harman, a New York corporation (“Handy”), OMG, Inc., a Delaware corporation (“OMG”), Camdel Metals Corporation, a Delaware corporation (“Camdel”), Canfield Metal Coating Corporation, a Delaware corporation (“Canfield”), Continental Industries, Inc., an Oklahoma corporation (“Continental”), Indiana Tube Corporation, a Delaware corporation (“Indiana Tube”), Lucas-Milhaupt, Inc., a Wisconsin corporation (“Lucas”), Micro-Tube Fabricators, Inc., a Delaware corporation (“Micro-Tube”), Maryland Specialty Wire, Inc., a Delaware corporation (“Maryland Wire”), Handy & Harman Tube Company, Inc., a Delaware corporation (“H&H Tube”), Handy & Harman Electronic Materials Corporation, a Florida corporation (“H&H Electronic”), Ocmus, Inc., formerly known as Sumco Inc., an Indiana corporation (“Ocmus”), OMG Roofing, Inc., a Delaware corporation (“OMG Roofing”), OMNI Technologies Corporation of Danville, a New Hampshire corporation (“OMNI”), Bairnco Corporation, a Delaware corporation (“Bairnco”), Arlon LLC, a Delaware limited liability company, formerly known as Arlon, Inc. (“Arlon”), Arlon Viscor Ltd., a Texas limited partnership (“Arlon Viscor”), Arlon Signtech, Ltd., a Texas limited partnership (“Arlon Signtech”), Kasco Corporation, a Delaware corporation (“Kasco”), Southern Saw Acquisition Corporation, a Delaware corporation (“Southern” and together with Parent, Handy, OMG, Camdel, Canfield, Continental, Indiana Tube, Lucas, Micro-Tube, Maryland Wire, H&H Tube, H&H Electronic, Ocmus, OMG Roofing, OMNI, Bairnco, Arlon, Arlon Viscor, Arlon Signtech and Kasco, individually each, a “Borrower” and collectively, “Borrowers”), Handy & Harman of Canada, Limited, an Ontario corporation (“H&H Canada”), Handy & Harman International, Ltd., a Delaware corporation (“H&H International”), ele Corporation, a California corporation (“ele”), Alloy Ring Service Inc., a Delaware corporation (“Alloy”), Daniel Radiator Corporation, a Texas corporation (“Daniel”), H&H Productions, Inc., a Delaware corporation (“H&H Productions”), Handy & Harman Automotive Group, Inc., a Delaware corporation (“H&H Auto”), Handy & Harman Peru, Inc., a Delaware corporation (“H&H Peru”), KJ-VMI Realty, Inc., a Delaware corporation (“KVR”), Pal-Rath Realty, Inc., a Delaware corporation (“Pal-Rath”), Platina Laboratories, Inc., a Delaware corporation (“Platina”), Sheffield Street Corporation, a Connecticut corporation (“Sheffield”), SWM, Inc., a Delaware corporation (“SWM”), Willing B Wire Corporation, a Delaware corporation (“Willing”), The 7 Orne Street Nominee Trust, a Massachusetts nominee trust (“Orne Street Trust”), The 28 Grant Street Nominee Trust, a Massachusetts nominee trust (“28 Grant Street Trust”), 20 Grant Street Nominee Trust, a Massachusetts nominee trust (“20 Grant Street Trust”), Arlon Partners, Inc., a Delaware corporation (“Arlon Partners”), Arlon MED International LLC, a Delaware limited liability company (“Arlon MED”), Arlon Adhesives & Films, Inc., a Texas corporation (“Arlon Adhesives”), Kasco Mexico LLC, a Delaware limited liability company (“Kasco Mexico”), Atlantic Service Company, Limited, an Ontario corporation (“Atlantic”), Indiana Tube Solutions de Mexico S. de R.L. de CV, a Mexican corporation (“Indiana Tube Mexico”) and Kasco Ensambly S.A. de C.V., a Mexican corporation (“Kasco Ensambly” and together with H&H Canada, H&H International, ele, Alloy, Daniel, H&H Productions, H&H Auto, H&H Peru, AVR, Pal-Rath, Platina, Sheffield, SWM, Willing, Orne Street Trust, 28 Grant Street Trust, 20 Grant Street Trust, Arlon Partners, Arlon MED, Arlon Adhesives, Kasco Mexico, Atlantic and Indiana Tube Mexico, individually each, a “Guarantor”, and collectively, “Guarantors”), Ableco, L.L.C, a Delaware limited liability company, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for the financial institutions party thereto as lenders (in such capacity, together with its successors and assigns, “Agent”), and the financial institutions party thereto as lenders (collectively, “Lenders”).

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

W I T N E S S E T H:

WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and provided and may hereafter make and provide loans, advances and other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated October 15, 2010, among Agent, Lenders, Borrowers and Guarantors (as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, Borrowers have requested that Agent and Lenders make certain amendments to the Loan Agreement, and Agent and Lenders are willing to make such amendments, subject to terms and conditions set forth herein; and

WHEREAS, by this Amendment, Borrowers, Guarantors, Agent and Lenders desire and intend to evidence such amendments;

NOW THEREFORE, in consideration of the foregoing, and the respective agreements and covenants contained herein, the parties hereto agree as follows:

1.      Definitions.

(a)  Additional Definitions.  As used herein, the following terms shall have the following meanings given to them below, and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following:

(i)      “Amendment No. 1” shall mean Amendment No. 1 to Loan and Security Agreement by and among Borrowers, Guarantors, Agent and Lenders.

(ii)     “Amendment No. 1 Effective Date” shall the first date on which all of the conditions precedent to the effectiveness of Amendment No. 1 shall have been satisfied or shall have been waived by Agent.

(iii)    “[*]” shall mean [*], and its successors and assigns.

(iv)   “[*]” shall mean [*], and its successors and assigns.

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(v)    “[*] Discount Agreement” shall mean the Discount Agreement, dated as of the Amendment No. 1 Effective Date, between Lucas and [*].

(vi)   “[*] License Agreement” shall mean the License Agreement, dated as of the Amendment No. 1 Effective Date, between Lucas and [*].

(vii)  “[*] Consent Letter” shall mean the letter agreement, dated as of the Amendment No. 1 Effective Date, among Agent, Lucas, [*] and [*], as the same now exists or may hereafter be amended, modified, supplemented, renewed, restated or replaced.

(viii) “[*] Sale Documents” shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, renewed, restated or replaced): (a) the [*] License Agreement, (b) the [*] Discount Agreement, and (c) all of the other agreements, documents and instruments executed and/or delivered by or in favor of any Borrower or Guarantor in connection therewith or related thereto.

(ix)    “[*]” shall mean [*], and its successors and assigns.

(x)     “[*] Lucas Accounts” shall mean all Accounts owing by [*] to Lucas.

(xi)    “Specified [*] Lucas Accounts” shall mean those [*] Lucas Accounts which are sold by Lucas to [*] pursuant to the terms of the [*] Discount Agreement.

(b)  Interpretation.  Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

2.      Sale of Assets. Section 9.7(b) of the Loan Agreement is hereby amended by (a) deleting “and” appearing at the end of clause (ix) of such Section and (b) inserting the following immediately after clause (x) of such Section:

“and (xi) on and after the Amendment No. 1 Effective Date, sales of the Specified [*] Lucas Accounts by Lucas to [*] in accordance with the terms and conditions of the [*] Discount Agreement (as in effect on the Amendment No. 1 Effective Date) so long as the following terms and conditions are satisfied as determined by Agent: (A) the aggregate face amount of [*] Lucas Accounts which may be sold to [*] pursuant to the [*] Sale Documents shall not exceed $1,500,000 during any fiscal year; (B) the sale or transfer of the Specified [*] Lucas Accounts to [*] shall be without any recourse, offset or claim of any kind or nature to or against Lucas, any other Borrower, any Guarantor, Agent or any Lender; (C) Agent shall have received, in form and substance satisfactory to Agent, (1) true, correct and complete copies of all of the [*] Sale Documents, duly authorized, executed and delivered by [*], [*], Lucas and any other parties thereto and (2) the [*] Consent Letter, duly authorized, executed and delivered by [*], [*] and Lucas; (D) further sales of the Specified [*] Lucas Accounts will cease upon a written notice by Agent to Administrative Borrower of a Default or Event of Default; (E) neither Lucas nor any other Borrower or any Guarantor shall, directly or indirectly, amend, modify, alter or change any of the terms of the [*] Sale Documents; and (F) Borrowers and Guarantors shall furnish to Agent all notices or demands (if any) in connection with the arrangements made pursuant to the [*] Sale Documents either received by any Borrower or Guarantor or on its behalf, promptly after receipt thereof, or sent by any Borrower or Guarantor or on its or their behalf, concurrently with the sending thereof, as the case may be;”.

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.      Encumbrances.  Section 9.8 of the Loan Agreement is hereby amended by (a) deleting “and” appearing at the end of subsection (q) of such Section, and (b) deleting subsection (r) of such definition in its entirety and replacing it with the following:

“(r)  the security interests of [*] in the Specified [*] Lucas Accounts granted by Lucas pursuant to the [*] Discount Agreement (as in effect on the Amendment No. 1 Effective Date); and

  (s)  the security interests and liens not otherwise expressly permitted under this Section 9.8 and set forth on Schedule 8.4 to the Information Certificate.”

4.      Release of Security Interest in Specified [*] Lucas Accounts.  Effective upon the sale by Lucas of any Specified [*] Lucas Accounts pursuant to the [*] Sale Documents and the receipt by Agent of the proceeds thereof in the Agent Payment Account (in accordance with the terms of the [*] Consent Letter), the security interest and lien of Agent in and upon such Specified [*] Lucas Accounts shall be deemed terminated and released automatically and without further action; provided, that, nothing contained herein or otherwise shall be deemed to be a release or termination by Agent of any security interests in and liens upon the proceeds from the sale of any such Specified [*] Lucas Accounts or any other assets of any Borrower or Guarantor, all of which shall continue in full force and effect.  Except as specifically set forth herein, nothing contained herein shall be construed in any manner to constitute a waiver, release or termination or to otherwise limit or impair any of the obligations or indebtedness of any Borrower or Guarantor or any other person or entity to Agent and Lenders, or any duties, obligations or responsibilities of Borrowers or any other person or entity to Agent and Lenders.

5.      Additional Conditions Precedent.  The provisions contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

(a)      Agent shall have received this Amendment, duly authorized, executed and delivered by Borrowers, Guarantors and the Required Lenders;

(b)      Agent shall have received, in form and substance satisfactory to Agent, a true and correct copy of an amendment or consent to the First Lien Financing Agreements, the Subordinated Note Documents and the WHX Subordinated Note Documents, in each case providing for: (i) the release by First Lien Agent, Subordinated Note Trustee and WHX of their respective security interests in the Specified [*] Lucas Accounts, and (ii) to the extent required under the First Lien Financing Agreements, the Subordinated Note Documents and/or the WHX Subordinated Note Documents, the consent of First Lien Agent, First Lien Lenders, Subordinated Note Trustee, Subordinated Noteholders and/or WHX to the sale by Lucas of the Specified [*] Lucas Accounts to [*] pursuant to the [*] Discount Agreement, the grant of a security interest in the Specified [*] Lucas Accounts to [*] pursuant to the [*] Discount Agreement, and such other matters as Agent shall require;

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)      Agent shall have received, in form and substance satisfactory to Agent, a true and correct copy of any consent, waiver or approval to or of this Amendment which any Borrower or Guarantor is required to obtain from any other Person; and

(d)      no Default or Event of Default shall exist or shall have occurred and be continuing immediately before and after giving effect hereto.

6.      Representations, Warranties and Covenants.  Each Borrower and Guarantor hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Amendment), the truth and accuracy of which representations and warranties are a continuing condition of the making of Loans and providing Letter of Credit Accommodations to Borrowers:

(a)  each Borrower and Guarantor that is a corporation is duly organized and in good standing under the laws of its jurisdiction of incorporation or formation and is duly qualified as a foreign corporation or trust and is in good standing in all states, provinces or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect, and each of Orne Street Trust, 28 Grant Street Trust and 20 Grant Street Trust is duly organized under the laws of the Commonwealth of Massachusetts;

(b)  this Amendment has been duly authorized, executed and delivered by all necessary action on the part of each Borrower and Guarantor and, if necessary, its stockholders or holders of beneficial interests, as applicable, and is in full force and effect as of the date hereof, and the agreements and obligations of each Borrower and Guarantor contained herein constitute the legal, valid and binding obligations of such Borrower or Guarantor, enforceable against it in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles;

(c)  the execution, delivery and performance of this Amendment (i) are all within each Borrower’s and Guarantor’s corporate or trust powers and (ii) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate or articles of incorporation or formation, by laws, trust agreement, or other organizational documentation, or any indenture, agreement or undertaking (including, without limitation, the First Lien Financing Agreements, the Subordinated Note Documents and the WHX Subordinated Note Documents) to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound;

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d)  neither the execution and delivery of this Amendment, nor the consummation of the transactions contemplated hereby, nor compliance with the provisions hereof (i) has resulted in or shall result in the creation or imposition of any Lien upon any of the Collateral; (ii) has resulted in or shall result in the incurrence, creation or assumption of any Indebtedness of any Borrower or Guarantor; (iii) has violated or shall violate any applicable laws or regulations or any order or decree of any court or Governmental Authority in any respect; (iv) does or shall conflict with or result in the breach of, or constitute a default in any respect under any material mortgage, deed of trust, security agreement, agreement or instrument to which any Borrower or Guarantor is a party or may be bound (including without limitation the First Lien Financing Agreements and the WHX Subordinated Note Documents), and (v) violates or shall violate any provision of the certificate of incorporation or formation, by-laws, trust agreement or other organizational documentation of any Borrower or Guarantor;

(e)  no action of, or filing with, or consent of any Governmental Authority, and no consent, waiver or approval of any other third party (including, without limitation, First Lien Agent, First Lien Lenders, Subordinated Note Trustee, Subordinated Noteholders and/or WHX) that has not been obtained is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment;

(f)  all of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date; and

(g)  after giving effect to this Amendment, no Default or Event of Default exists or has occurred and is continuing on the date hereof.

7.      Effect of this Agreement.  Except as expressly amended pursuant hereto, no other changes, waivers or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof.  To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.

8.      Further Assurances.  Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be requested by Agent to effectuate the provisions and purposes hereof.

9.      Governing Law.  The validity, interpretation and enforcement of this Amendment and any dispute arising out of the relationship between the parties hereto or thereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.    Binding Effect.  This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

11.    Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

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[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first above written.

AGENT AND LENDERS

ABLECO, L.L.C., as Agent and a Lender

By:	/s/ David E. Wolf
Name:	David E. Wolf
Title:	President

REGIMENT CAPITAL SPECIAL SITUATIONS FUND IV, L.P. ("Fund"), as Lender

BY:	Regiment Capital IV GP, L.P. ("GPLP"), the Fund’s General Partner

By: Regiment Capital IV GP, LLC, General Partner of GPLP

By	/s/ Richard Miller
Name:	Richard Miller
Title:	Managing Director

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[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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BORROWERS

HANDY & HARMAN GROUP LTD.
HANDY & HARMAN
OMG, INC.
CAMDEL METALS CORPORATION
CANFIELD METAL COATING CORPORATION
CONTINENTAL INDUSTRIES, INC.
INDIANA TUBE CORPORATION
LUCAS-MILHAUPT, INC.
MICRO-TUBE FABRICATORS, INC.
MARYLAND SPECIALTY WIRE, INC.
HANDY & HARMAN TUBE COMPANY, INC.
HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION
OCMUS, INC.
OMG ROOFING, INC.
OMNI TECHNOLOGIES CORPORATION OF DANVILLE
BAIRNCO CORPORATION
ARLON LLC
ARLON VISCOR LTD.
ARLON SIGNTECH, LTD.
KASCO CORPORATION
SOUTHERN SAW ACQUISITION CORPORATION

By:	/s/ James F. McCabe, Jr.
Name:	James F. McCabe, Jr.
Title:	Senior Vice President

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[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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GUARANTORS

HANDY & HARMAN OF CANADA, LIMITED
HANDY & HARMAN INTERNATIONAL, LTD.
ELE CORPORATION
ALLOY RING SERVICE, INC.
DANIEL RADIATOR CORPORATION
H&H PRODUCTIONS, INC.
HANDY & HARMAN AUTOMOTIVE GROUP, INC.
HANDY & HARMAN PERU, INC.
KJ-VMI REALTY, INC.
PAL-RATH REALTY, INC.
PLATINA LABORATORIES, INC.
SHEFFIELD STREET CORPORATION
SWM, INC.
WILLING B WIRE CORPORATION
ARLON PARTNERS, INC.
ARLON MED INTERNATIONAL LLC
ARLON ADHESIVES & FILMS, INC.
KASCO MEXICO LLC

By:	/s/ James F. McCabe, Jr.
Name:	James F. McCabe, Jr.
Title:	Senior Vice President

THE 7 ORNE STREET NOMINEE TRUST
THE 28 GRANT STREET NOMINEE TRUST
20 GRANT STREET NOMINEE TRUST

By:	/s/ James F. McCabe, Jr.
Name:	James F. McCabe, Jr.
Title:	Trustee

ATLANTIC SERVICE COMPANY, LIMITED

By:	/s/ James F. McCabe, Jr.
Name:	James F. McCabe, Jr.
Title:	Treasurer

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[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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INDIANA TUBE SOLUTIONS DE MEXICO S. DE R.L. DE CV

By:	/s/ James F. McCabe, Jr.
Name:	James F. McCabe, Jr.
Title:	Designated Manager

KASCO ENSAMBLY S.A. DE C.V.

By:	/s/ Tom Robert Orelup
Name:	Tom Robert Orelup
Title:	Secretary and Treasurer

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.